Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2017 RESULTS

Lake Forest, IL, October 25, 2017 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2017 net income of $139 million, or $1.47 per share and $1.68 per share excluding special items.  Third quarter net sales were $1.6 billion in 2017 and $1.5 billion in 2016.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30
	2017	2016	Change
Reported Diluted EPS	$1.47	$1.26	$0.21
Special Items Expense (1)	0.21	0.04	0.17
Diluted EPS excluding Special items	$1.68	$1.30	$0.38
(1)	For descriptions and amounts of our special items see the schedules with this release.

Special items expense in the third quarter of 2017 primarily includes asset impairment and other charges related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at the Wallula, Washington mill to linerboard.  Excluding special items, the $.38 per share increase in third quarter 2017 earnings compared to the third quarter of 2016 was driven primarily by higher prices and mix ($.61) and sales volume ($.07) in our Packaging segment and a partial insurance recovery related to the DeRidder Mill incident ($.02).  These items were partially offset by lower prices and mix ($.05) and sales volume ($.02) in our Paper segment, higher input costs ($.12), higher operating costs ($.03), higher freight ($.02) and annual outage ($.02) expenses, and higher corporate and other costs ($.06).

Compared to third quarter guidance, results were negatively impacted by ($.02) per share due to hurricane-related items at certain mills and corrugated products facilities, offset by a partial insurance recovery related to the DeRidder Mill incident of $.02 per share.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30
	2017	2016
Segment income (loss)
Packaging	$261.5	$179.6
Paper	(0.7)	44.5
Corporate and Other	(18.5)	(17.7)
	$242.3	$206.4

Segment income (loss) excluding special items
Packaging	$262.6	$184.0
Paper	24.9	45.0
Corporate and Other	(18.5)	(17.7)
	$269.0	$211.3

EBITDA excluding special items
Packaging	$341.3	$256.0
Paper	39.4	59.3
Corporate and Other	(16.8)	(16.4)
	$363.9	$298.9

In the Packaging segment, total corrugated products shipments with two less workdays were up 4.0% and shipments per day were up 7.3% over last year’s third quarter.   Containerboard production was 996,000 tons, and containerboard inventory was up 7,000 tons compared to the third quarter of 2016 and up 20,000 tons from the second quarter of 2017.  In the Paper segment, lower volumes in the third quarter of 2017 compared to last year were primarily due to the previously announced shutdown of market pulp operations at the Wallula Mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Our containerboard and corrugated products price increases were implemented as planned and we continued to have strong demand in our packaging segment.   Our containerboard mills ran very well and set an all-time quarterly production record. We built some extra inventory to prepare for the scheduled fourth quarter outage at our Counce Mill that was moved from earlier in the year and begin the integration of the Sacramento Container acquisition into our packaging business.  Higher year over year inflation came in close to where we expected, and the employees at our mills and corrugated products facilities did an outstanding job mitigating the negative impact of the recent hurricanes.  Additionally, we recorded impairment and other charges related to the virgin linerboard conversion of our No. 3 paper machine at Wallula and our preparations for this project are well under way.”

“Looking ahead to the fourth quarter,” Mr. Kowlzan added, “we expect packaging segment demand to remain strong although at seasonally lower volumes, which includes one less shipping day, as well as a seasonally less rich mix in corrugated products, compared to the third quarter.   We will also have the addition of our newly acquired Sacramento Container operations in the fourth quarter.  In our paper segment, we have started implementing our recently announced price increases, but expect seasonally lower volumes and a less rich sales mix.  While recycled fiber prices should move lower, higher wood and energy costs along with higher prices for certain key chemicals and higher freight costs are also expected.  Finally, our annual outage costs are estimated to be ($.12) per share higher than the third quarter due to scheduled maintenance work at four of our mills.  Considering these items, we expect fourth quarter earnings of $1.50 per share.  This does not include any potential additional costs or anticipated recoveries related to the Deridder Mill insurance claim.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items.  We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.  We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events.  We currently expect special items in the fourth quarter to include accounting charges, fees, and expenses related to the Wallula Mill paper machine conversion from paper to linerboard, the Sacramento Container Corporation acquisition and certain disposal and closure activities at other facilities.   Additional special items may arise due to fourth quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products and the third largest producer of uncoated freesheet paper in the United States.  PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and facility closures, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2017 Earnings Conference Call

WHEN:	Thursday, October 26, 2017 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	October 26, 2017 12:00 p.m. Eastern Time through November 9, 2017 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 3729185

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
Net sales	$1,640.1		$1,484.0		$4,760.6		$4,302.4
Cost of sales	(1,242.8)	(1)	(1,154.5)	(4)	(3,660.1)	(1)	(3,353.8)	(4)
Gross profit	397.3		329.5		1,100.5		948.6
Selling, general, and administrative expenses	(130.2)		(116.9)		(388.9)		(346.0)
Other expense, net	(24.8)	(1)	(6.2)	(4)	(32.4)	(1)(3)	(15.2)	(4)
Income from operations	242.3		206.4		679.2		587.4
Interest expense, net	(25.4)		(23.4)		(74.6)		(67.5)
Income before taxes	216.9		183.0		604.6		519.9
Provision for income taxes	(77.8)	(2)	(63.7)		(204.9)	(2)	(181.0)
Net income	$139.1		$119.3		$399.7		$338.9

Earnings per share:
Basic	$1.47		$1.27		$4.24		$3.59
Diluted	$1.47		$1.26		$4.23		$3.58

Computation of diluted earnings per share under the two class method:
Net income	$139.1	$119.3	$399.7	$338.9
Less: Distributed and undistributed income available to participating securities	(1.1)	(1.1)	(3.4)	(3.4)
Net income attributable to PCA shareholders	$138.0	$118.2	$396.3	$335.5
Diluted weighted average shares outstanding	93.8	93.6	93.7	93.7
Diluted earnings per share	$1.47	$1.26	$4.23	$3.58

Supplemental financial information:
Capital spending	$86.9	$66.3	$226.2	$188.1
Cash balance	$370.5	$279.8	$370.5	$279.8

 ____________

(1)	The three and nine months ended September 30, 2017 include the following:
a.

$0.9 million and $1.9 million, respectively, of charges consisting of closure costs related to corrugated products facilities, a paper administration facility, and a lump sum settlement of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities, which were recorded in “Other expense, net”.

b.

$0.5 million and $0.8 million, respectively, of charges related to the Sacramento Container Corporation acquisition and integration costs related to other recent acquisitions, which were recorded in “Other expense, net”.

c.

$25.3 million of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

(2)

The three and nine months ended September 30, 2017 include $3.3 million of tax expense for the change in value of deferred taxes as a result of an internal legal entity consolidation that will simplify future operating activities.

(3)	The nine months ended September 30, 2017 include the following:
a.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, LA mill.
b.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.
(4)	The three and nine months ended September 30, 2016 include the following:
a.

$2.0 million and $7.4 million, respectively, of closure costs related to corrugated products facilities and a paper products facility and costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs were recorded within "Other expense, net" and "Cost of sales", as appropriate.

b.	$2.9 million and $3.2 million, respectively, of charges related to the acquisition and integration of TimBar Corporation, which we recorded in “Other expense, net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Segment sales
Packaging	$1,346.6	$1,167.1	$3,915.0	$3,387.9
Paper	271.4	292.8	784.3	840.1
Corporate and Other	22.1	24.1	61.3	74.4
	$1,640.1	$1,484.0	$4,760.6	$4,302.4

Segment income (loss)
Packaging	$261.5	$179.6	$676.8	$533.5
Paper	(0.7)	44.5	58.1	105.0
Corporate and Other	(18.5)	(17.7)	(55.7)	(51.1)
Income from operations	242.3	206.4	679.2	587.4
Interest expense, net	(25.4)	(23.4)	(74.6)	(67.5)
Income before taxes	$216.9	$183.0	$604.6	$519.9

Segment income (loss) excluding special items (1)
Packaging	$262.6	$184.0	$682.6	$542.1
Paper	24.9	45.0	83.7	106.7
Corporate and Other	(18.5)	(17.7)	(56.4)	(50.8)
	$269.0	$211.3	$709.9	$598.0

EBITDA excluding special items (1)
Packaging	$341.3	$256.0	$916.8	$759.4
Paper	39.4	59.3	126.2	149.1
Corporate and Other	(16.8)	(16.4)	(52.0)	(47.0)
	$363.9	$298.9	$991.0	$861.5

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Packaging
Segment income	$261.5	$179.6	$676.8	$533.5
Facilities closure and other costs	0.6	1.5	1.6	5.7
Acquisition and integration related costs	0.5	2.9	0.8	2.9
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
Segment income excluding special items (1)	$262.6	$184.0	$682.6	$542.1

Paper
Segment income	$(0.7)	$44.5	$58.1	$105.0
Wallula mill restructuring	25.3	—	25.3	—
Facilities closure and other costs	0.3	0.5	0.3	1.7
Segment income excluding special items (1)	$24.9	$45.0	$83.7	$106.7

Corporate and Other
Segment loss	$(18.5)	$(17.7)	$(55.7)	$(51.1)
Acquisition and integration related costs	—	—	—	0.3
Hexacomb working capital adjustment	—	—	(0.7)	—
Segment loss excluding special items (1)	$(18.5)	$(17.7)	$(56.4)	$(50.8)

Income from operations	$242.3	$206.4	$679.2	$587.4

Income from operations, excluding special items (1)	$269.0	$211.3	$709.9	$598.0

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$216.9	$(77.8)	$139.1	$1.47	$183.0	$(63.7)	$119.3	$1.26
Special items (2):
Wallula mill restructuring	25.3	(9.8)	15.5	0.16	—	—	—	—
Internal legal entity consolidation	—	3.3	3.3	0.04	—	—	—	—
Facilities closure and other costs	0.9	(0.3)	0.6	0.01	2.0	(0.6)	1.4	0.02
Acquisition and integration related costs	0.5	(0.2)	0.3	—	2.9	(1.0)	1.9	0.02
Total special items	26.7	(7.0)	19.7	0.21	4.9	(1.6)	3.3	0.04
Excluding special items	$243.6	$(84.8)	$158.8	$1.68	$187.9	$(65.3)	$122.6	$1.30

	Nine Months Ended
	September 30,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$604.6	$(204.9)	$399.7	$4.23	$519.9	$(181.0)	$338.9	$3.58
Special items (2):
Wallula mill restructuring	25.3	(9.7)	15.6	0.16	—	—	—	—
DeRidder mill incident	5.0	(1.9)	3.1	0.03	—	—	—	—
Internal legal entity consolidation	—	3.3	3.3	0.04	—	—	—	—
Facilities closure and other costs	1.9	(0.7)	1.2	0.01	7.4	(2.5)	4.9	0.05
Acquisition and integration related costs	0.8	(0.3)	0.5	0.01	3.2	(1.1)	2.1	0.02
Hexacomb working capital adjustment	(2.3)	0.9	(1.4)	(0.01)	—	—	—	—
Total special items	30.7	(8.4)	22.3	0.24	10.6	(3.6)	7.0	0.07
Excluding special items	$635.3	$(213.3)	$422.0	4.47	$530.5	$(184.6)	$345.9	$3.65

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$139.1	$119.3	$399.7	$338.9
Interest expense, net	25.4	23.4	74.6	67.5
Provision for income taxes	77.8	63.7	204.9	181.0
Depreciation, amortization, and depletion	97.5	88.0	283.7	264.3
EBITDA (1)	$339.8	$294.4	$962.9	$851.7
Special items:
Wallula mill restructuring	22.7	—	22.7	—
Facilities closure and other costs	0.9	1.6	1.9	6.6
Acquisition and integration related costs	0.5	2.9	0.8	3.2
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(2.3)	—
EBITDA excluding special items (1)	$363.9	$298.9	$991.0	$861.5

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Packaging
Segment income	$261.5	$179.6	$676.8	$533.5
Depreciation, amortization, and depletion	78.7	72.0	234.2	217.3
EBITDA (1)	340.2	251.6	911.0	750.8
Facilities closure and other costs	0.6	1.5	1.6	5.7
Acquisition and integration related costs	0.5	2.9	0.8	2.9
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
EBITDA excluding special items (1)	$341.3	$256.0	$916.8	$759.4

Paper
Segment income	$(0.7)	$44.5	$58.1	$105.0
Depreciation, amortization, and depletion	17.1	14.7	45.1	43.2
EBITDA (1)	16.4	59.2	103.2	148.2
Wallula mill restructuring	22.7	—	22.7	—
Facilities closure and other costs	0.3	0.1	0.3	0.9
EBITDA excluding special items (1)	$39.4	$59.3	$126.2	$149.1

Corporate and Other
Segment loss	$(18.5)	$(17.7)	$(55.7)	$(51.1)
Depreciation, amortization, and depletion	1.7	1.3	4.4	3.8
EBITDA (1)	(16.8)	(16.4)	(51.3)	(47.3)
Hexacomb working capital adjustment	—	—	(0.7)	—
Acquisition and integration related costs	—	—	—	0.3
EBITDA excluding special items (1)	$(16.8)	$(16.4)	$(52.0)	$(47.0)

EBITDA excluding special items (1)	$363.9	$298.9	$991.0	$861.5

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.